          DEAN WITTER LIQUID ASSET FUND INC

     Exhibit 16: Schedule for computation of each performance quotation provided in the Statement of Additional Information.


16)  The Fund's current yield for the seven days ending
     August 31, 1995

     (A-B) x 365/N

     (1.001035 -1) x 365/7 = 5.40%

     The Fund's effective annualized yield for the seven days ending August 31, 1995

        365/N
     A - 1

        365/7
     1.001035 - 1 = 5.54%

     A = Value of a share of the Fund at end of period.
     A = Value of a share of the Fund at beginning of period.
     N = Number of days in the period.


CALCULATION

(1.001035 -1) x 365/7
 = 5.40%

((1.001035) x 52.1428714-1)
 = 5.54%

                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                       DEAN WITTER LIQUID ASSET FUND INC.


(A)      GROWTH OF $10,000
(B)      GROWTH OF $50,000
(C)      GROWTH OF $100,000


FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION



INVESTED - P        TOTAL
$10,000, $50,000 &  RETURN - TR    (A) GROWTH OF           (B) GROWTH OF           (C) GROWTH OF
$100,000            31-Aug-95      $10,000 INVESTMENT- G   $50,000 INVESTMENT- G   $100,000 INVESTMENT- G
-----------         -----------    ----------------------  ----------------------  ------------------------
22-Sep-75            353.32            $45,332                   $226,660               $453,320